UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2020
Date of Report (date of earliest event reported)
MFA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13991		13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor	New York	New York	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 207-6400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 10, 2020, MFA Financial, Inc. (the “Company”) entered into a forbearance agreement with certain counterparties to the Company’s various repurchase agreement financing arrangements (“Repo Agreements”), which was set to expire on April 27, 2020, at 6:30 PM ET (the “First Forbearance Agreement”). The principal terms and conditions of the First Forbearance Agreement were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2020 (the “April 13th 8-K”), and a copy of the First Forbearance Agreement was filed as an exhibit to the April 13th 8-K.

On April 27, 2020, the Company and certain counterparties to its Repo Agreements (each, a “Participating Counterparty” and collectively, the “Participating Counterparties”) entered into a Second Forbearance Agreement (the “Second Forbearance Agreement”). During the Forbearance Term (as defined in the Second Forbearance Agreement), each Participating Counterparty has agreed to forbear from exercising any of its rights or remedies (including, without limitation, a Participating Counterparty’s right to sell collateral in order to enforce margin calls) as a result of specified events of default under the Repo Agreements. Participating Counterparties to the Second Forbearance Agreement represent repurchase obligations of an aggregate of $4.4 billion, which represents approximately 84% of the Company’s $5.3 billion Repo Agreement obligations outstanding as of April 24, 2020.  Since entering into the First Forbearance Agreement on April 10, 2020, the Company’s obligations under its and its subsidiaries' Repo Agreements have decreased by approximately 8%. This reduction occurred primarily from ongoing sales of certain assets and the payoff of the associated repurchase obligations and unpaid margin calls.

The terms and conditions of the Second Forbearance Agreement are substantially similar to the terms and conditions of the First Forbearance Agreement, except as discussed below and for other administrative, conforming and otherwise non-material modifications. The Company incorporates herein by reference to the description of the First Forbearance Agreement set forth in the April 13th 8-K, and the description of the Second Forbearance Agreement below should be read in conjunction with the information set forth under Item 1.01 of the April 13th 8-K.

Set forth below are the primary differences between the First Forbearance Agreement and the Second Forbearance Agreement:

•
Term and Termination. The term of the Second Forbearance Agreement begins on April 27, 2020, and continues through 4:30 p.m. ET on June 1, 2020 (the “Forbearance Term”), unless terminated earlier upon the occurrence of one or more of termination triggering events, including those disclosed in the April 13th 8-K (each, a “Termination Triggering Event,” and collectively, the “Termination Triggering Events”); provided, however, that the following event has been removed as a Termination Triggering Event under the Second Forbearance Agreement: a non-participating counterparty to the Second Forbearance Agreement exercising remedies under any Repo Agreements or any similar agreements with the Company to sell or otherwise dispose of assets corresponding to an aggregate gross principal balance in excess of $330 million. The Forbearance Agreement does not provide for automatic extensions beyond the Forbearance Term, and a further agreement among the Company and the Participating Counterparties must be executed to extend the Forbearance Term. The Second Forbearance Agreement does not ascribe any reduced rights with respect to collateral for any Participating Counterparty that does not agree to extend the Forbearance Term after June 1, 2020.

•
Interest Rate. Under the Second Forbearance Agreement, during the Forbearance Term, each Participating Counterparty will accrue interest on the outstanding balance under its Repo Agreement at a rate of LIBOR (as defined and determined pursuant to the terms of each applicable Repo Agreement) plus 5%, or such greater rate as a Participating Counterparty may be entitled to under its applicable Repo Agreement.

•
Covenants by the Company. In addition to those covenants made in connection with the First Forbearance Agreement, the Company has agreed that within two (2) business days of April 27, 2020, the Company will make a cash payment in the amount of $150 million to the Participating Counterparties, which will be applied to reduce the Company’s outstanding repurchase obligation balances with the Participating Counterparties.

The above description of the terms of the Second Forbearance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Second Forbearance Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference, and such description should also be read in conjunction with the information set forth under Item 1.01 of the April 13th 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Company has continued taking steps to manage and de-lever its portfolio and generate liquidity.  In particular, since April 10, 2020, the Company has sold residential mortgage assets at improved levels, as prices have partially recovered from the depressed valuations seen from mid-March through early April. These sales resulted in proceeds of $484.4 million, and included, $282.9 million of MSR-related assets, $147.7 million of CRT securities and $51.4 million of Agency MBS.

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2020, the Company issued a press release announcing, among other things, information related to its cash on hand and the market value of assets that are secured as collateral under the Second Forbearance Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and, with respect to such financial information, is incorporated herein by reference.

The information provided pursuant to this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

Second Forbearance Agreement Press Release

On April 27, 2020, the Company issued a press release related to the Second Forbearance Agreement and certain other Company updates, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In the April 13th 8-K, the Company previously supplemented its risk factors described under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 to address the impact of COVID-19 on the Company’s business. The Company hereby incorporates by reference herein the COVID-related risk factors included under Item 8.01 in the Prior 8-K.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s estimates of its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement and the timing of any such agreement or the terms thereof. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, risks related to the Forbearance Agreement, including the duration of such agreement, the Company’s ability to meet its ongoing obligations under such agreement, and the Company’s ongoing discussions with Nonparticipating Counterparties; the Company’s ability to accurately estimate its book value per common share for the quarter ended March 31, 2020; its portfolio composition and cash balances (particularly in light of the highly volatile and uncertain market conditions); changes in interest rates; changes in default rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; changes in the market value of our assets; general economic conditions; conditions in the market for our residential mortgage backed securities, residential whole loans, residential mortgage securities, MSR-related assets and other residential mortgage assets; the timing and amount of distributions to our stockholders; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; conditions in the real estate market; legislative and regulatory changes that could adversely affect the business of the Company; and the ongoing spread and economic and operational effects of the COVID-19 virus. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Forbearance Agreement, dated as of April 27, 2020, by and among the Company and the several Secondary Participating Counterparties thereto.

99.1	Press Release, dated April 27, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel